                                                                  EXHIBIT 10.5.2



                              AMENDMENT NO. 1 TO

                             MANAGEMENT AGREEMENT

                                    Between

                           TELECORP MANAGEMENT CORP.

                                      and

                              TELECORP PCS, INC.

                           Dated as of May 25, 1999

                              AMENDMENT NO. 1 TO
                              ------------------
                             MANAGEMENT AGREEMENT
                             --------------------

     This Amendment No. 1 to Management Agreement (the "Amendment") is entered into as of May 25, 1999 by and between TELECORP MANAGEMENT CORP., a Delaware corporation ("Manager"), and TELECORP PCS, INC., a Delaware corporation (the "Company").

                                  WITNESSETH:

     WHEREAS, the Company and Manager entered into that certain Management Agreement dated as of July 17, 1998 (the "Management Agreement");

     WHEREAS, the Company and Manager wish to amend the Management Agreement in order to impose certain restrictions on the additional securities of the Company issued to the stockholders of Manager in conjunction with the expansion of the Company's Territory from the continental United States (the "Domestic Market") into the San Juan MTA (the "Puerto Rico Market");

     NOW, THEREFORE, for and in consideration of the premises, the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the execution and delivery hereof, the parties agree as follows:

     Amendment 1.  The Third "WHEREAS" clause n the recitals of the Management
     -----------
Agreement is hereby amended and restated as follows:

          "WHEREAS, Gerald Vento ("Vento") and Thomas Sullivan ("Sullivan") are the owners of all of the ownership interests in Manager and are each the of record and beneficial owner of the shares of the Common Stock and Preferred Stock described on Schedule A attached hereto (hereafter referred to collectively as the "Shares") which were issued in conjunction with the closings under the Securities Purchase Agreement (the "Domestic Market Closing") and the Puerto Rico Stock Purchase Agreement (the "Puerto Rico Market Closing"), respectively;"

     Amendment 2.  Section 2 of the Management Agreement is hereby amended and
     -----------
restated in its entirety as follows:

          "Section 2.  Management Standards.  Manager shall discharge its duties
                       --------------------
     hereunder in compliance with the Stockholders Agreement, the Network Membership License Agreement, the Resale Agreement and the Roaming Agreement (collectively as the same have been or may be amended from time to time the "Operating Agreements") and all applicable Law. In performing its obligations hereunder, Manager shall act in a manner that it reasonably believes to be in or not opposed to the best interests of the

     Company consistent with the standards set forth herein. Nothing in this Agreement shall be construed as constituting Manager an agent of the Company beyond the extent expressly provided in, and as limited by, this Agreement."

     Amendment 3.  Section 5(f)(ii) of the Management Agreement is hereby
     -----------
amended and restated in its entirety as follows:

          "(ii) Within five (5) business days after the nomination by the Board of Directors of a New Provider, each of Vento and Sullivan agrees to nominate a successor Person or group of Persons (collectively, a "Successor Control Group") that would not cause a significant detrimental effect on the eligibility of the Company to hold a Block F PCS license and to realize the benefits, if any, that the Company derives from its status as a "very small business," as defined in 47 CFR Section 24.720(b)(2), to whom the Voting Preference Common Stock and the Class C Common Stock set forth on Schedule A (the "Class C Common Stock") shall be transferred by Vento and Sullivan, which Successor Control Group shall be reasonably acceptable to the Board of Directors in its sole discretion (excluding Vento and Sullivan); it being understood that the New Provider shall be deemed to be a Successor Control Group reasonably acceptable to the Board of Directors. In the event that Vento and Sullivan do not nominate a Successor Control Group reasonably acceptable to the Board of Directors in its sole discretion (excluding Vento and Sullivan) within such five (5) business day period, then for each successive 30 day period or portion thereof that Vento and Sullivan shall not have nominated a Successor Control Group reasonably acceptable to the Board of Directors in its sole discretion (excluding Vento and Sullivan), each of Vento and Sullivan shall sell to the Company after the expiration of each 30 day period, in addition to any other Repurchased Shares, and after giving effect to the repurchase by the Company of Shares pursuant to Section 5(f)(i), an additional 50% of the Shares then owned by each of them at a price per share equal to $.01 per Share. Immediately after a Successor Control Group reasonably acceptable to the Board of Directors is nominated, the Company, Vento and Sullivan shall take, or cause to be taken, all actions necessary or required, including, without limitation, filing of all applications with the FCC, to obtain all requisite consents and authorizations to permit the transfer of the Voting Preference Common Stock and Class C Common Stock to the Successor Control Group. On the first business day after all such consents and authorizations shall have been obtained, Vento and Sullivan agree to resign as directors and officers of the Company and to sell to the Successor Control Group all of the shares of Voting Preference Common Stock and Class C Common Stock owned by them for the per share price paid by them for such shares. If at any time, whether by reason of the inability of the Company to obtain all requisite consents and authorizations to permit the transfer of the Voting Preference Common Stock and Class C Common Stock to the Successor Control Group or otherwise, the Board of Directors withdraws its consent to the nomination of a Successor Control Group, the procedure outlined in Sections 5(f)(i) and (ii) shall be repeated commencing with the nomination by Vento and

     Sullivan of a Successor Control Group within five (5) business days after the nomination by the Board of Directors of a successor New Provider."

     Amendment 4.  Sections 7(a) and 7(b) of the Management Agreement are
     -----------
hereby amended and restated in their entirety as follows:

          "Section 7.  Vesting and Repurchase of Restricted Shares, Etc.
                       -------------------------------------------------

          (a) General.  Each of Vento and Sullivan hereby agrees that the
              -------
     Shares shall be subject to repurchase by the Company at a repurchase price of $.01 per share in accordance with the terms of this Section 7. As used in this Section 7, the following terms have the following meanings:

               (i) "Base Shares" means 18,655.65 shares of Class A Voting Common Stock and 18,219.13 shares of Series E Preferred Stock.

               (ii) "Deemed Per Share Value" means (A) in the case of an Extraordinary Event specified in clause (x) or (y) of the definition thereof, (1) the fair market value of all of the assets of the Company and its Subsidiaries at the time of any calculation of such value, less (x) any expenses which would be incurred solely in connection with the disposition of such assets, (y) the aggregate amount of all liabilities of the Company and (z) the aggregate redemption price of all outstanding shares of all series of Preferred Stock of the Company that are not then convertible into Common Stock at the option of the holder thereof (or, if any such series is not then redeemable, the aggregate liquidation preference thereof), all as determined in good faith by the Board of Directors (excluding Vento and Sullivan), divided by (2) the number of shares of Common Stock outstanding on a Fully Diluted Basis, and (B) in the case of an Extraordinary Event specified in clause (z) of the definition thereof, the per share offering price of the Common Stock issued in connection with the public offering occurring on the IPO Date.

               (iii) "Extraordinary Event" means (x) the consummation of a Company Merger (as defined in the Stockholders Agreement) after giving effect to which the Cash Equity Investors in the aggregate shall beneficially own on a Fully Diluted Basis less than 33% of the capital stock or other equity Interests in the surviving entity (exclusive of any previously existing ownership interest in any entity party to the Company Merger other than the Company), (y) the consummation of a Company Sale (as defined in the Stockholders Agreement) or (z) the occurrence of the IPO Date.

               (iv) "Extraordinary Event Shares" means a number of Shares equal to 4,663.92 shares of Class A Voting Common Stock.

               (v) "Fully Diluted Basis" means, with respect to the shares of Common Stock outstanding, all of the shares of all classes of Common Stock then outstanding (regardless of whether subject to repurchase), plus all the shares of Common

     Stock issuable upon the exercise of outstanding options or convertible securities that are then convertible into Common Stock at the option of the holder thereof, provided that for the purpose of calculating the number of
                     --------
     shares of Common Stock outstanding on a Fully Diluted Basis in order to determine whether the Internal Rate of Return pursuant to Section 7(b)
     (iii) equals (A) more than 30% but less than 35%, none of the Extraordinary Event Shares shall be deemed to be outstanding, and (B) 35% or more, one-half of the Extraordinary Event Shares shall be deemed to be outstanding.

               (vi)   "Restricted Holder" means each of Vento and Sullivan.

          (b) Repurchase of Shares.
              --------------------

               (i)    Repurchase Upon Termination. Following the termination of
                      ---------------------------
this Agreement for any reason, each Restricted Holder shall sell to the Company, and the Company shall purchase from each Restricted Holder: (v) first, if and only if the termination occurs prior to the occurrence of an Extraordinary Event, such Restricted Holder's Extraordinary Event Shares, (w) second, if and only if the termination occurs after the occurrence of an Extraordinary Event, such Restricted Holder's Extraordinary Event Shares that have not theretofore vested pursuant to Schedule B; (x) third, such Restricted Holder's Base Shares that have not theretofore vested pursuant to Schedule B, and (y) fourth, the number of shares of Series E Preferred Stock and Class A Common Stock subject to repurchase pursuant to Sections 5(f) and 6(e).

               (ii)   Repurchase Upon Extraordinary Event.  Upon the occurrence
                      -----------------------------------
of an Extraordinary Event, each Restricted Holder shall sell to the Company, and the Company shall purchase from each Restricted Holder, the percentage of his Extraordinary Event Shares set forth opposite the Internal Rate of Return realized by the Cash Equity Investors as set forth on the chart below in connection with the applicable Extraordinary Event:

     Internal Rate of
     Return Realized by             Percentage of Extraordinary
     Cash Equity Investors          Event Shares to be Repurchased
     ---------------------          ------------------------------

     less than 30%                              100%

     30% or more but less                        50%
     than 35%

     35% or more                                  0%

For the purpose of this paragraph, the Cash Equity Investors will be deemed to have "realized an Internal Rate of Return" of any percentage specified, as of any date, when (i) the aggregate amount of all distributions actually made in respect of the Cash Equity Investors' Series C Preferred Stock and Common Stock, plus an amount equal to interest thereon at the rate of 10% per annum, compounded annually, from the date each such distribution is made to and including the date of the calculation, plus the aggregate redemption price of all outstanding shares of Series C Preferred Stock then Beneficially Owned by the Cash Equity Investors, plus the product of the Deemed Per Share Value multiplied by the number of shares of all classes of Common Stock then owned by the Cash Equity Investors, is equal to (ii) the aggregate amount of all capital contributions made by the Cash Equity Investors, plus an amount equal to interest thereon at such percentage per annum, compounded annually, from the date each such capital contribution is made to and including such date of calculation.

               (iii) The Management Shares repurchased pursuant to this Section 7(b) are sometimes referred to, collectively, as the "Repurchased Shares."

     Amendment 5.  All references to "Management Shares" in the Management
     -----------
Agreement are hereby amended to say "Shares".

     Amendment 6.  Section 12(a) and Section 12(b) of the Management Agreement
     -----------
are hereby amended and restated in their entirety as follows:

          "(a) Organization and Standing of Parties. Each party is a corporation
               ------------------------------------
     and is duly organized, validly existing and in good standing under the laws of the State of its incorporation referenced in the first paragraph of this Agreement. Each party has full corporate power and authority to own its assets and carry on its business as now conducted by it.

          (c)  Execution, Delivery, Performance and Binding Effect. The
               ---------------------------------------------------
     execution, delivery and performance by each party of this Agreement have been duly authorized by all necessary corporate action, including by each party's board of directors. Each party has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance by such party of this Agreement will not (with the passage of time or giving of notice or both) conflict with, violate any provision of, result in the breach of or constitute a default under (i) such party's certificate of incorporation or by-laws, (ii) any License held by such party, (iii) any Law, (iv) any order, writ, injunction, decree, judgment or regulation of any Governmental Agency or (v) any contract, agreement, arrangement or understanding, (A) to which such party is a party, (B) to which or by which such party is subject or bound, or (C) to which or by which such party's assets are subject or bound. The execution, delivery and performance of this Agreement will not (with the passage of time or giving of notice or both) (i) create or impose any Lien upon the assets of such party, (ii) result in the termination, suspension, modification or impairment of any contract, agreement, arrangement or understanding (A) to which such party is a party, (B) to which, or by which, such party is subject or bound, or (C) to which or by which such party's assets are subject or bound, or (iii) result in the termination, suspension, modification or impairment of any governmental license, permit, authorization or certificate held by such party or relating to its assets or businesses. This Agreement constitutes the legal, valid and binding obligation of such party enforceable against it in accordance with its terms."

     Amendment 7.  Section 14(j) of the Management Agreement is hereby amended
     -----------
and restated in its entirety as follows:

          "Notices.  All notices and communications hereunder shall be in
          --------
     writing and shall be deemed to have been duly given to a party when delivered in person (including delivery by an express delivery service or by facsimile transmission during the recipient's regular business hours) to an officer of the Company or Manager, respectively, or three business days after such notice is enclosed in a properly sealed envelope, certified or registered, and deposited (postage and certification or registration prepaid) in a post office or collection facility regularly maintained by the United States Postal Service and addressed as follows:


If to Manager:

     TeleCorp Management Corp.
     1010 N. Glebe Road - Suite 800
     Arlington, Virginia  22201
     Attn: Chief Executive Officer
     Telephone: (703) 236-1100
     Facsimile: (703) 236-1376

With a copy to:

     TeleCorp Management Corp.
     1010 N. Glebe Road - Suite 800
     Arlington, Virginia  22201
     Attention: General Counsel
     Telephone: (703) 236-1100
     Facsimile: (703) 236-1376

If to the Company:

     TeleCorp PCS, Inc.
     1010 N. Glebe Road - Suite 800
     Arlington, Virginia  22201
     Attn: Chief Executive Officer
     Telephone: (703) 236-1100
     Facsimile: (703) 236-1376

With copies to:

     TeleCorp Management Corp.

     1010 N. Glebe Road - Suite 800
     Arlington, Virginia  22201
     Attention: General Counsel
     Telephone: (703) 236-1100
     Facsimile: (703) 236-1376

     AT&T Wireless Services, Inc.
     5000 Carillon Point
     Kirkland, Washington 98033
     Attention: William W. Hague
     Telephone: (425) 828-8461
     Facsimile: (425) 828-8451

     and

     AT&T Corp.
     295 North Maple Avenue
     Basking Ridge, NJ 07920
     Attention: Corporate Secretary
     Telephone:
     Facsimile: (908) 953-4657

     and

     Friedman Kaplan & Seiler LLP
     875 Third Avenue, 8th Floor
     New York, New York 10022
     Attention: Daniel M. Taitz
     Telephone: (212) 833-1109
     Facsimile: (212) 355-6401

     and

     To each Cash Equity Investor, to its address set forth on Schedule I to the Stockholders Agreement.

     and

     Mayer, Brown & Platt
     1675 Broadway
     New York, new York 10019
     Attention: Mark S. Wojciechowski, Esq.
     Telephone: (212) 506-2525
     Facsimile: (212) 262-1910

     or to such other addresses as either party may designate in a written notice served upon the other party in the manner provided herein."


     Amendment 8.   Schedule II to the Management Agreement is hereby amended
     -----------
and restated in its entirety as set forth in Schedule B hereto.

     All other terms and conditions of the Management Agreement shall remain in full force and effect.

     Capitalized terms used herein, but not otherwise defined herein, shall have the meaning set forth in the Management Agreement.

     IN WITNESS WHEREOF, the parties have set their hands effective as of the date first written above.

                              COMPANY:

                              TELECORP PCS, INC.


                              By: /s/ Thomas H. Sullivan
                                 --------------------------------
                                 Name:
                                 Title: Executive Vice President

                              MANAGER:

                              TELECORP MANAGEMENT CORP.


                              By: /s/ Thomas H. Sullivan
                                 --------------------------------
                                 Name:
                                 Title: President

In order to induce the Company to execute and deliver the foregoing Amendment No. 1 to Management Agreement, by their execution in the spaces provided below each of the undersigned hereby agrees to be bound by the provisions of Amendments 2, 3 and 7 of this Amendment.

/s/ Gerald Vento
------------------------
Gerald Vento

/s/ Thomas Sullivan
------------------------
Thomas Sullivan

                                  SCHEDULE A
                                  ----------


                            Domestic Market Closing
                            -----------------------

                   Series E Preferred     Class A Common       Class C Common      Voting Preference
                   -------------------  -------------------  -------------------  -------------------
Gerald Vento            8,729.40            10,779.82               339.83                    5
Thomas Sullivan         5,426.38             6,700.97               211.25                    5

                          Puerto Rico Market Closing
                          --------------------------

                   Series E Preferred     Class A Common       Class C Common      Voting Preference
                   -------------------  -------------------  -------------------  -------------------
Gerald Vento            2,505.73             3,260.75                NA                   NA
Thomas Sullivan         1,557.62             2,026.95                NA                   NA

                                  SCHEDULE B
                                  ----------

                               Vesting Schedule
                               ----------------

Vesting of Vento's and Sullivan's Non-Extraordinary Event Shares.
-----------------------------------------------------------------

     Vento's and Sullivan's Shares (other than his Extraordinary Event Shares) shall vest on the Effective Date, the completion of the Minimum Build-Out Plan for each of the Domestic and Puerto Rico and on the specified anniversaries of the Effective Date as follows:

     Vesting Date                            Percent of Shares
     ------------                            -----------------
     Effective Date                          20%

     Second Anniversary                      15%

     Third Anniversary                       15%

     Fourth Anniversary                      15%

     Fifth Anniversary                       15%

     Completion of Year I and Year 2 of      10% of  the Shares issued at the
     Minimum Build-Out Plan of the           Domestic Market  Domestic Market Closing

     Completion of Year 3 of Minimum         10% of the Shares issued at the
     Build-Out Plan of the Domestic Market   Domestic Market Closing
     plus aggregate POP coverage of 60% of
     total POPs in the Domestic Market
     (based on 1995 POPs, as defined in the
     Stockholder's Agreement)

     Completion of Year I and Year 2 of      10% of  the Shares issued at the
     Minimum Build-Out Plan of the Puerto    Puerto Rico Market Closing
     Rico Market

     Completion of Year 3 of Minimum         10% of the Shares issued at the
     Build-Out Plan of the Puerto Rico       Puerto Rico Market Closing
     Market plus aggregate POP coverage of
     60% of total POPs in the Puerto Rico
     Market (based on 1995 POPs, as defined
     in the Stockholder's Agreement)

     Total                                   100%

Accelerated Vesting of Vento's and Sullivan's Non-Extraordinary Event Shares.
-----------------------------------------------------------------------------

     In the event of a termination of the Management Agreement by Manager pursuant to Section 5(b)(iii)(A), (B) or (C) or a termination by the Company pursuant to Section 5(b)(ii)(B), (C) or (D), in addition to any of Vento's and Sullivan's Shares that shall have theretofore vested in accordance with the above "Vesting of Vento's and Sullivan's Non-Extraordinary Event Shares" schedule, a number of each of Vento's and Sullivan's unvested Base Shares determined as set forth below shall immediately vest (and shall not be subject to repurchase by the Company):

     (a) in the event that the date of termination is no more than six months after the Effective Date or no more than six months after the most recent Anniversary Date, a pro rata portion (based upon the actual number of days since the Effective Date or the Anniversary Date) of the number of shares (if any) that would have vested on the immediately following Anniversary Date; and

     (b) in the event that the date of termination is more than six months after the Effective Date or more than six months after the most recent Anniversary Date, all of the shares (if any) that would have vested on the immediately following Anniversary Date.

Vesting of Vento's and Sullivan's Extraordinary Event Shares.
-------------------------------------------------------------

     Vento's and Sullivan's Extraordinary Event Shares, to the extent not repurchased in connection with an Extraordinary Event, shall vest (A) in the case of an Extraordinary Event described in Section 7(a)(iii)(x) or (y), on the date of consummation of the Extraordinary Event, and (B) in the case of an Extraordinary Event described in Section 7(a)(iii)(z), on the IPO Date and the specified anniversaries of such date as follows:

     Vesting Date              Percent of Shares
     ------------              -----------------

     IPO Date                   50%

     First Anniversary          16-2/3%

     Second Anniversary         16-2/3%

     Third Anniversary          16-2/3%
                                -------

     Total                     100.00